EXHIBIT 10.6
                      NONQUALIFIED STOCK OPTION AGREEMENT
                          AMERICAN HOMESTAR CORPORATION
                        2001 MANAGEMENT INCENTIVE PROGRAM

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made between AMERICAN HOMESTAR CORPORATION, a Texas corporation (the "Company"), and JAMES J. FALLON (the "Optionee"). The Board of Directors of the Company has adopted the American Homestar Corporation 2001 Management Incentive Program (the "Plan"), which is incorporated by reference herein. The Company considers that its interests will be served by granting the Optionee an option to purchase shares of Series M Common Stock of the Company as an inducement for the continued and effective performance of services for the Company and as additional consideration for Optionee's agreement not to compete against the Company. Any capitalized term used in this Agreement that is not specifically defined herein shall have its meaning specified in the Plan.

                               A G R E E M E N T:

SECTION  1.     GRANT  OF  OPTION.  Subject  to  the  terms of the Plan and this
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Agreement,  on  October 3, 2001 (the "Date of Grant"), the Company hereby grants to the Optionee a nonqualified stock option (the "Option") to purchase 250,000 shares of the Series M Common Stock of the Company, $0.01 par value per share, at a price of $1.35 per share (the "Option Price"), subject to adjustment as provided in the Plan.

SECTION 2. VESTING SCHEDULE. Except as specified below or in the Plan, the Option is exercisable in accordance with the following schedule:

     (a) the Option will vest and will be exercisable as to 15% of the shares granted subject to the Option at the end of each fiscal year of the Company after the date hereof in which the performance targets established by the Board of Directors or the Committee, if any, as applicable to Optionee are met. The option to acquire shares which are not vested in a given year shall carry over to future years and shall vest in future years on such reasonable cumulative performance targets as are reasonably adopted by the Board of Directors from time-to-time;

     (b) the Option will vest and will be exercisable as to an additional 5% of the shares granted subject to the Option at the end of each fiscal year of the Company after the date hereof in which such performance targets are exceeded by target amounts established by the Board of Directors or the Committee, if any, from time to time. The option to acquire shares which are not vested in a given year shall carry over to future years and shall vest in future years on such reasonable cumulative performance targets as are reasonably adopted by the Board of Directors from time-to-time;

     (c) to the extent not exercised, vested installments shall be cumulative and may be exercised in whole or in part at any time; and

     (d) to the extent not previously vested or exercised, the Option will be exercisable as to 100% of the shares subject to the Option at the end of the seventh year after the date hereof.


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     SECTION  3.     EARLY TERMINATION OF OPTION. If the employment relationship
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between  the  Optionee  and  the Company is terminated, for any reason, prior to full vesting hereunder, then, subject to the terms of Section 2(c) above, all unvested shares subject to such Options shall terminate upon such termination of employment, and the following rules shall apply to vested, unexercised shares subject to the Option:

     (a) Early Termination of Option Due to Termination of Employment. The Option shall terminate on the earlier of the date of the expiration of the general term of the Option or three months after the date of the termination of the employment relationship between the Optionee and the Company by the Company on account of a Change of Control (as such term is defined in the Plan).

     (b) Early Termination of Option Due to Death. In the event of the death of the Optionee while in the employ of the Company and before the date of the expiration of the general term of the Option, the Option shall terminate on the earlier of the date of expiration of the general term of the Option or nine months after the date of the Optionee's termination of employment with the Company due to death. This Option shall not vest further in the nine-month period following Optionee's termination of employment with the Company due to death.

     (c) Early Termination of Option Due to Disability. In the event of the disability of the Optionee, as determined by the Board in its discretion, the Option shall terminate on the earlier of the expiration of the general term of the Option or six months after the date of the Optionee's termination of employment with the Company due to disability. Further, if the Optionee's employment with the Company is terminated due to disability and within the six-month period following the termination of employment the Optionee dies, the Option shall terminate on the earlier of (1) the expiration of the general term of the Option, or (2) six months after the date of the Optionee's death. This Option shall not vest further in the six-month period following Optionee's termination of employment with the Company due to disability or any time thereafter.

     (d)     No  Other  Early  Termination. Except as set forth in Section 3(a),
(b) or (c) or Section 12 of this Agreement or Section 11 of the Plan, the Option shall not terminate prior to the expiration of the general term of the Option.

SECTION  4.     ASSIGNMENT  OF OPTION.  The Option granted to the Optionee under
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this  Agreement  shall  not  be transferable or assignable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee; provided, however, the Option may be assigned to a family partnership, limited liability company or other- similar entity 100% owned and controlled by the Optionee and members of his family and such entity may exercise the Option on the same terms, but subject to the same limitations, as are set forth herein; provided further that, in the event of such assignment, the term "Optionee" used hereunder shall continue to refer to the individual who assigned the Option with respect to provisions relating to the employment of the Optionee with the Company.

SECTION  5.     GENERAL  TERM  OF OPTION.  Unless earlier terminated pursuant to
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the  terms  of this Agreement or the Plan, the Option shall terminate and become null and void on the last day of the nine-year period commencing on the Date of Grant.


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SECTION  6.     EXERCISE  OF  OPTION.  To exercise the Option, the Optionee must
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notify  the  Company in writing that the Optionee wishes to exercise the Option, the number of shares with respect to which the Option is to be exercised, and the address to which any stock certificates should be mailed. The written notice should be accompanied by the Optionee's payment of the Option Price of the shares in the form of (a) a cashier's check payable to the order of the Company,
(b) shares of common stock of the Company, provided that it in order to comply with Section 16 of the Securities Exchange Act of 1934 as amended (to the extent it is applicable), the Optionee must tender shares that have been owned by Optionee free of restrictions, other than securities law restrictions, for at least six months, or (c) any other form of payment that is acceptable to the Board.

SECTION  7.     TAX  WITHHOLDING.  With  respect to federal, state, or local tax
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law,  the  Company  may  either  deduct  from  other compensation payable to the
Optionee an amount required to be withheld with respect to the exercise of the Option, or require, as a condition to the exercise of the Option, that the Optionee pay in cash or by check (or other form of payment acceptable to the Company) the required amount directly to the Company on the date of exercise.

SECTION  8.     DEATH  OF  OPTIONEE.  Within  nine months after the death of the
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Optionee,  the  executors  or  administrators  of  the Optionee or any person or persons to whom the Option may be transferred by beneficiary designation, by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration of the Option to exercise the Option with respect to the number of shares that the Optionee would have been entitled to exercise prior to the Optionee's death.

SECTION  9.     AMENDMENT  AND TERMINATION. This Agreement may not be amended or
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terminated  orally  but  only  by  an  agreement  in writing signed by the party against  whom  enforcement  of  any  such  change  or  termination  is  sought.

SECTION 10.     NO REQUIREMENT OF CONTINUED EMPLOYMENT. The Company shall not be
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deemed  by  the grant of the Option (as distinguished from a separate employment agreement or service contract, if any) to be required to retain the services of the Optionee for any period.

SECTION 11.     NO RIGHTS AS STOCKHOLDER. The Optionee shall not have any rights
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as a stockholder with respect to any shares covered by the Option until the date of the issuance of the stock certificate or certificates for such shares following the exercise of the Option pursuant to its terms and conditions and payment for the shares. Except as expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to, the date such certificate or certificates are issued.

SECTION  12.     FORFEITURE  FOR  CAUSE  AND  DISGORGEMENT  OF  PROFITS.  If the
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Optionee, before or after severance of employment with the Company (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of the Optionee's employment by the Company which conduct damaged the Company or
(b) disclosed trade secrets of the Company, then, to the extent outstanding, the Option will be forfeited. If the Option would be forfeited pursuant to this
Section 12 but for the fact that the Option has been exercised, then the Optionee must, upon demand by the Company, which demand must be made within 90 days of the Company's discovery of the violation and within 24 months of the Optionee's severance of employment with the Company (i) sell to the Company, for the per share exercise price applicable under the Option, the shares of Stock purchased under the


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Option  that  have  not  yet  been sold to another party and (ii) deliver to the
Company cash in an amount equal to the proceeds the Optionee realized upon the sale of any of the Stock purchased under the Option, reduced by the exercise price paid by the Optionee.

SECTION  13.     NOTICES. All offers, notices, demands, requests, acceptances or
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other  communications  hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal office, and any notice mailed to the Optionee shall be addressed to the Optionee's residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

SECTION  14.     INUREMENT. This Agreement shall, except as herein stated to the
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contrary, inure to the benefit of and bind the legal representatives, successors and  assigns  of  the  parties  hereto.

SECTION  15.    TYPE OF OPTION. This Option is a nonqualified stock option which
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is  not  intended  to be governed by section 422 of the Internal Revenue Code of
1986, as amended, but is intended to be a nonqualified stock option subject to the provisions of Section 83 of the Code.

SECTION  16.     AGREEMENT TO PLAN TERMS. In accepting this Option, the Optionee
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accepts  and agrees to be bound by all the terms and conditions of the Plan that pertain  to  Options  granted  under  the  Plan.

SECTION  17.     GOVERNING LAW AND SEVERABILITY.  The validity, construction and
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performance  of  this  Agreement shall be governed by the internal laws (and not the principles relating to conflicts of law) of the State of Texas, except as superseded by applicable federal law. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.


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IN  WITNESS  WHEREOF,  this Agreement has been duly executed and delivered to be effective  as  of  the  day  and  year  first  above  written.

                                 AMERICAN HOMESTAR CORPORATION


                                 Signature: /s/ Craig A Reynolds
                                           -------------------------------------
                                 Name:  Craig  A.  Reynolds
                                 Title: Executive Vice President, CFO
                                 Effective Date: October 3, 2001


                                 OPTIONEE:


                                 Signature: /s/ James J. Fallon
                                           -------------------------------------
                                 Name:  James J. Fallon
                                 Title: Vice President, Chief Operating Officer-Manufacturing Operations


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